EXHIBIT 9(a)

September 28, 2011

BlackRock FundsSM

55 East 52nd Street

New York, New York 10055

Re: BlackRock FundsSM

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to BlackRock FundsSM (the "Trust") on behalf of its series BlackRock Commodity Strategies Fund (the "Fund") in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about September 28, 2011 (as proposed to be amended, the "Registration Statement") with respect to the Fund's Investor A, Investor C and Institutional shares of beneficial interest, par value $.001 per share (collectively, the "Shares").

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts on December 22, 1988, of the Trust’s Declaration of Trust dated December 22, 1988 as amended through Amendment No. 4 thereof effective as of January 31, 1998 (the "Declaration");

(c) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on September 27, 2011, of the Trust’s Certification of Classification of Shares dated as of September 23, 2011 (the "Designation");

(d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, Code of Regulations, and certain resolutions adopted by the Trustees of the Trust at a meeting held on September 23, 2011 (the "Resolutions"); and

(e) a draft received on September 23, 2011 of the Registration Statement.

BlackRock FundsSM
September 28, 2011

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above. We note that the minutes of the meeting of the Board of Trustees of the Trust on September 23, 2011, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that such minutes will be finalized and approved by the Trust’s Trustees in substantially the form attached to such certificate. We have further assumed that the Trust’s Declaration, Designation, Code of Regulations and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the due formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

BlackRock FundsSM
September 28, 2011

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1. The Trust has been duly formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

2. The Shares, when issued and sold in accordance with the Trust’s Declaration, Designation and Code of Regulations and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

BINGHAM McCUTCHEN LLP